Exhibit 10.38
EIGHTH AMENDMENT TO SECOND AMENDED
AND RESTATED FINANCING AGREEMENT
     THIS EIGHTH AMENDMENT TO SECOND AMENDED AND RESTATED FINANCING AGREEMENT (“this Agreement”) entered into on this 31st day of March, 2009, to be effective, unless another effective date is otherwise herein specified, March 27, 2009, is by and among The CIT Group/Business Credit, Inc. (“CIT”), Wachovia Bank, N.A. (“Wachovia”), PNC Bank National Association (“PNC”), and SunTrust Bank (“SunTrust”, together with CIT, Wachovia, and PNC, the “Existing Lenders”), The Greinke Personal Living Trust, Frank P. Greinke, an individual residing in Tacoma, Washington, Trustee (“Greinke Trust”) (the Greinke Trust being herein referred to as the “Additional Lender”, and together with the Existing Lenders, being herein collectively referred to as the “Lenders”), CIT as administrative and collateral agent (“Agent”), United Fuel & Energy Corporation, a Texas corporation (“United”), Three D Oil Co. of Kilgore, Inc., a Texas corporation (“Three D”) and Cardlock Fuels System, Inc. a California corporation (“Cardlock”) (United, Three D and Cardlock being herein individually referred to as a “Company” and collectively referred to as the “Companies”), and United Fuel & Energy Corporation, a Nevada corporation (“Parent”).
RECITALS
     A. Companies, Agent, and Lenders are the present parties to that certain Second Amended and Restated Financing Agreement, dated as of March 27, 2007, originally executed by United, Three D, Lenders, SunTrust and Agent (as amended from time to time, the “Financing Agreement”).
     B. Companies have notified Agent and the Lenders that they anticipate that they will fail to comply with the EBITDA financial covenant specified in Section 7.10(c) of the Financing Agreement for the measurement period ending on February 28, 2009, which would, consequently, result in an Event of Default under Section 10.1(e) of the Financing Agreement.
     C. Consequently, Companies have requested that Agent and Required Lenders amend certain financial covenants.
     D. Pursuant to the terms and conditions of this Agreement, each of the Companies, Agent and Required Lenders are willing to amend the Financing Agreement as hereinafter set forth (including reducing the aggregate Revolving Line of Credit Commitment from $85,000,000 to $50,000,000).
     NOW, THEREFORE, in consideration of the premises herein contained and other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties, intending to be legally bound, agree as follows, as hereinafter set forth:

ARTICLE I
Definitions
     1.01 Capitalized terms used in this Agreement are defined in the Financing Agreement, as amended hereby, unless otherwise stated.
ARTICLE II
Agreements
     2.01 Amendment to Section 1 of Financing Agreement; Additional New Definition. Effective as of the date the conditions specified in Section 4.01 of this Agreement have been satisfied in Agent’s credit judgment or waived by Agent, Section 1 of the Financing Agreement is amended by adding thereto the following new definition to be inserted in its proper alphabetical order and to read in its entirety as follows:
     “Eighth Amendment shall mean that certain Eighth Amendment to Second Amended and Restated Financing Agreement executed by Agent, Lenders, Companies and Parent.”
     2.02 Amendment to Section 1 of Financing Agreement; Amendment and Restatement of Definitions of “Applicable Base Rate Margin”, “Applicable LIBOR Margin”, “Commitment”, “Initial Adjustment Date”, and “Revolving Line of Credit”. Effective as of the date the conditions specified in Section 4.01 of this Agreement have been satisfied in Agent’s credit judgment or waived by Agent, Section 1 of the Financing Agreement is amended by amending and restating the definitions of “Applicable Base Rate Margin”, “Applicable LIBOR Margin”, “Commitment”, “Initial Adjustment Date”, “Revolving Line of Credit” to read in their entirety as follows:
     “Applicable Base Rate Margin means, with respect to any amount outstanding under the Revolving Loans or the Term Loans, as the case may be, which are Base Rate Loans, the rate of interest per annum determined as set forth below:
     (a) during the period beginning the date of execution of the Eighth Amendment until the Initial Adjustment Date: (i) as to the amount of Revolving Loans outstanding on any day, 3.25%; and (ii) as to the amount of Term Loans outstanding on any day, 3.50%; and
     (b) thereafter, on each Adjustment Date (beginning on the Initial Adjustment Date) and continuing until the next Adjustment Date, the applicable percent per annum set forth in the pricing table below opposite the relevant Fixed Charge Coverage Ratio calculated as of the last day of the relevant Fiscal Quarter for the six calendar month period ending on such day:

APPLICABLE BASE RATE
MARGIN PRICING TABLE

	Applicable Base	Applicable Base
Fixed Charge	Rate Margin	Rate Margin
Coverage Ratio	for Revolving Loans	for Term Loans

(i) Greater than or equal to 2.00 to 1.00	(i) 2.50%	(i) 2.75%

(ii) Less than 2.00 to 1.00, but equal to or greater than 1.50 to 1.00	(ii) 2.75%	(ii) 3.00%

(iii) Less than 1.50 to 1.00, but equal to or greater than 1.25 to 1.00	(iii) 3.00%	(iii) 3.25%

(iv) Less than 1.25 to 1.00, but equal to or greater than 1.00 to 1.00	(iv) 3.00%	(iv) 3.25%

(v) Less than 1.00 to 1.00, but equal to or greater than 0.85 to 1.00	(v) 3.25%	(v) 3.50%

(vi) Less than 0.85 to 1.00	(vi) 3.25%	(vi) 3.50%

All adjustments to the Applicable Base Rate Margin shall be implemented by the Agent based on the financial statements and related officer’s certificate for the relevant period delivered by the Companies to the Agent pursuant to Paragraph 7.8(c) of Section 7 hereof, and shall take effect retroactively on the Adjustment Date immediately succeeding the date of the Agent’s receipt of such financial statements. Notwithstanding the foregoing: (a) no reduction in Applicable Base Rate Margin shall occur on an Adjustment Date if a Default or an Event of Default shall have occurred and be continuing on such Adjustment Date or the date of the Agent’s receipt of the financial statements on which such reduction is to be based; and (b) if the Companies fail to deliver the financial statements on which any reduction in applicable margins is to be based within ten (10) days of the due date for such items set forth in Paragraph 7.8(c) of Section 7, then effective as of the due date for such financial statements, the Applicable Base

Rate Margin shall increase to the highest margin set forth in the table above until the following Adjustment Date. Without limitation of any other provision of this Financing Agreement or any other remedy available to Agent or Lenders under any of the Loan Documents, if, as a result of any restatement of or other adjustment to the financial statements delivered by the Companies to the Agent pursuant to Paragraph 7.8(c) of Section 7 hereof or for any other reason, the Agent determines that (y) the Fixed Charge Coverage Ratio as calculated by the Companies as of any applicable date was inaccurate by more than 0.04 (for example, the Fixed Charge Coverage Ratio is initially reported as 1.50 to 1.00, but as corrected is 1.459 to 1.00) (a ‘Material Adjustment’) and (z) a proper calculation of the Fixed Charge Coverage Ratio would have resulted in a different Applicable Base Rate Margin for any period, then in the event of a Material Adjustment (but not if a Material Adjustment has not occurred) (i) if the proper calculation of the Fixed Charge Coverage Ratio would have resulted in a higher Applicable Base Rate Margin for such period, the Companies shall automatically and retroactively be obligated to pay to the Agent promptly on demand by the Agent, an amount equal to the excess of the amount of interest and fees that should have been paid for such period over the amount of interest and fees actually paid for such period; and (ii) if the proper calculation of the Fixed Charge Coverage Ratio would have resulted in a lower Applicable Base Rate Margin for such period, the Agent shall have no obligation to repay any interest or fees to the Companies; provided that if, as a result of any Material Adjustment a proper calculation of the Fixed Charge Coverage Ratio would have resulted in a higher Applicable Base Rate Margin for one or more periods and a lower Applicable Base Rate Margin for one or more other periods (due to the shifting of income or expenses from one period to another period or any similar reason), then the amount payable by the Companies pursuant to clause (i) above shall be based upon the excess, if any, of the amount of interest and fees that should have been paid for all applicable periods over the amount of interest and fees paid for all such periods.
     Applicable LIBOR Margin means, on any specific date, with respect to any amount outstanding under the Revolving Loans or Term Loans, as the case may be, which are LIBOR Loans, the rate of interest per annum determined as set forth below:
     (a) during the period beginning the date of execution of the Eighth Amendment until the Initial Adjustment Date: (i) as to the amount of Revolving Loans outstanding on any day, 6.00%; and (ii) as to the amount of Term Loans outstanding on any day, 6.25%; and
     (b) thereafter, on each Adjustment Date (beginning on the Initial Adjustment Date) and continuing until the next Adjustment Date, the applicable percent per annum set forth in the pricing table below opposite the relevant Fixed Charge Coverage Ratio calculated as of the last day of the relevant Fiscal Quarter for the six calendar month period ending on such day:

APPLICABLE LIBOR MARGIN
PRICING TABLE

	Applicable LIBOR	Applicable LIBOR
Fixed Charge	Margin for	Margin for Term
Coverage Ratio	Revolving Loans	Loans

(i) Greater than or equal to 2.00 to 1.00	(i) 4.50%	(i) 4.75%

(ii) Less than 2.00 to 1.00, but equal to or greater than 1.50 to 1.00	(ii) 4.75%	(ii) 5.00%

(iii) Less than 1.50 to 1.00, but equal to or greater than 1.25 to 1.00	(iii) 5.00%	(iii) 5.25%

(iv) Less than 1.25 to 1.00, but equal to or greater than 1.00 to 1.00	(iv) 5.25%	(iv) 5.50%

(v) Less than 1.00 to 1.00, but equal to or greater than 0.85 to 1.00	(v) 5.50%	(iv) 5.75%

(vi) Less than 0.85 to 1.00	(vi) 6.00%	(v) 6.25%

All adjustments to the Applicable LIBOR Margin shall be implemented by the Agent based on the financial statements and related officer’s certificate for the relevant period delivered by the Companies to the Agent pursuant to Paragraph 7.8(c) of Section 7 hereof, and shall take effect on the Adjustment Date immediately succeeding the date of the Agent’s receipt of such financial statements. Notwithstanding the foregoing: (a) no reduction in Applicable Margins shall occur on an Adjustment Date if a Default or an Event of Default shall have occurred and be continuing on such Adjustment Date or the date of the Agent’s receipt of the financial statements on which such reduction is to be based; and (b) if the Companies fail to deliver the financial statements on which any reduction in applicable margins is to be based within ten (10) days of the due date for such items set forth in Paragraph 7.8(c) of Section 7, then effective as of the due date for such financial statements, the Applicable LIBOR Margin shall increase to the highest margin set forth in the table above until the following

Adjustment Date. Without limitation of any other provision of this Financing Agreement or any other remedy available to Agent or Lenders under any of the Loan Documents, if, as a result of any restatement of or other adjustment to the financial statements delivered by the Companies to the Agent pursuant to Paragraph 7.8(c) of Section 7 hereof or for any other reason, the Agent determines that (y) the Fixed Charge Coverage Ratio as calculated by the Companies as of any applicable date was inaccurate and such inaccuracy constitutes a Material Adjustment and (z) a proper calculation of the Fixed Charge Coverage Ratio would have resulted in a different Applicable LIBOR Margin for any period, then in the event of a Material Adjustment (but not if a Material Adjustment has not occurred) (i) if the proper calculation of the Fixed Charge Coverage Ratio would have resulted in a higher Applicable LIBOR Margin for such period, the Companies shall automatically and retroactively be obligated to pay to the Agent promptly on demand by the Agent, an amount equal to the excess of the amount of interest and fees that should have been paid for such period over the amount of interest and fees actually paid for such period; and (ii) if the proper calculation of the Fixed Charge Coverage Ratio would have resulted in a lower Applicable LIBOR Margin for such period, the Agent shall have no obligation to repay any interest or fees to the Companies; provided that if, as a result of any Material Adjustment a proper calculation of the Fixed Charge Coverage Ratio would have resulted in a higher Applicable LIBOR Margin for one or more periods and a lower Applicable LIBOR Margin for one or more other periods (due to the shifting of income or expenses from one period to another period or any similar reason), then the amount payable by the Companies pursuant to clause (i) above shall be based upon the excess, if any, of the amount of interest and fees that should have been paid for all applicable periods over the amount of interest and fees paid for all such periods.
     Commitment shall mean, as to any Lender, the amount of the commitment for such Lender set forth on the signature page to the Eighth Amendment or in the Assignment and Transfer Agreement to which such Lender is a party, as such amount may be reduced or increased in accordance with the provisions of Paragraph 13.4(b) of Section 13 or any other applicable provisions of this Financing Agreement.
     Initial Adjustment Date shall mean the tenth day after delivery to Agent pursuant to Paragraph 7.8(c) of Section 7 hereof of the financial statements of the Companies for the month ending on June 30, 2009.
     Revolving Line of Credit shall mean the aggregate commitment of the Lenders to make loans and advances pursuant to Section 3 and issue Letters of Credit Guaranties to the Companies in the aggregate amount equal to the aggregate Revolving Line of Credit Commitment for each Lender as set forth on the signature page of the Eighth Amendment or in the Assignment and Transfer Agreement to which such Lender is a party, as such amount may be reduced or increased in accordance with the provisions of Paragraph 13.4(b) of Section 13 or any other applicable provision of this Financing Agreement.”

     2.03 Amendment to Section 7.10(c). Effective as of the date the conditions specified in Section 4.01 of this Agreement have been satisfied in Agent’s credit judgment or waived by Agent, Section 7.10(c) of the Financing Agreement is hereby amended and restated to read in its entirety as follows:
     “(c) Maintain EBITDA of not less than the amount set forth below for (i) the month ending each of February 28, 2009, March 31, 2009 and April 30, 2009 and (ii) the six calendar month period ending on May 31, 2009:

Date	Minimum EBITDA

(i) February 28, 2009	(i) ($450,000)

(ii) March 31, 2009	(ii) ($325,000)

(iii) April 30, 2009	(iii) ($75,000)

(iv) May 31, 2009	(iv) $4,785,000
     There shall be no minimum EBITDA financial covenant after the six calendar month period ending on May 31, 2009.”
ARTICLE III
No Waiver
     3.01 No Waivers. Nothing contained herein shall be construed as a waiver by Agent or any Lender of any covenant or provision of the Financing Agreement, or any other Loan Document or any other contract or instrument between any Company and/or Parent and Agent and/or any Lender, and neither Agent’s nor any Lender’s failure at any time or times hereafter to require strict performance by any Company and/or Parent of any provision thereof shall waive, affect or diminish any right of Agent or any Lender thereafter to demand strict compliance therewith. Each of Agent and each Lender hereby reserves all rights granted under the Financing Agreement, and each other Loan Document and any other contract or instrument between any Company and/or Parent and Agent and/or any Lender.
ARTICLE IV
Conditions Precedent
     4.01 Conditions to Effectiveness. The effectiveness of this Agreement is subject to the satisfaction of the following conditions precedent, unless specifically waived in writing by Agent:
     (a) Agent shall have received all of the following, each in form and substance satisfactory to Agent (each of which shall be deemed to be a “Loan Document” for purposes of the Financing Agreement):

     (i) This Agreement, duly executed by Companies, Parent and Lenders, and acknowledged and agreed to by Greinke Trust; and
     (ii) Such additional documents, instruments and information as Agent may request.
     (b) The representations and warranties contained herein and in the Financing Agreement, and the other Loan Documents, as each is amended hereby, shall be true and correct as of the date hereof, as if made on the date hereof.
     (c) No Default or Event of Default shall have occurred and be continuing, unless such Event of Default has been otherwise specifically waived in writing by Agent and Lenders.
     (d) All corporate proceedings taken in connection with the transactions contemplated by this Agreement and all documents, instruments and other legal matters incident thereto shall be satisfactory to Agent and its legal counsel.
ARTICLE V
Ratifications, Representations and Warranties
     5.01 Ratifications. The terms and provisions set forth in this Agreement shall modify and supersede all inconsistent terms and provisions set forth in the Financing Agreement and the other Loan Documents, and, except as expressly modified and superseded by this Agreement, the terms and provisions of the Financing Agreement and the other Loan Documents are ratified and confirmed and shall continue in full force and effect. Each of the parties hereto agrees that the Financing Agreement and the other Loan Documents, as amended hereby, shall continue to be legal, valid, binding and enforceable in accordance with their respective terms.
     5.02 Representations and Warranties. Each of each Company and Parent hereby represents and warrants to Agent and each Lender that (a) the execution, delivery and performance of this Agreement and any and all other Loan Documents executed and/or delivered in connection herewith have been authorized by all requisite corporate action on the part of each of each Company and Parent and will not violate the Articles of Incorporation or Bylaws of any Company or Parent; (b) the representations and warranties contained in the Financing Agreement, as amended hereby, and any other Loan Document are true and correct on and as of the date hereof and on and as of the date of execution hereof as though made on and as of each such date; and (c) no Default or Event of Default under the Financing Agreement, as amended hereby, has occurred and is continuing, unless such Default or Event of Default has been specifically waived in writing by Agent and each Lender. Each of each Company and Parent hereby represents and warrants to Agent and each Lender that it is in full compliance with all covenants and agreements contained in the Financing Agreement, and the other Loan Documents, as amended hereby.
     5.03 Ratification of Guaranty. Parent hereby acknowledges and consents to all of the terms and conditions of this Agreement and the Loan Documents and hereby ratifies and confirms the Guaranty for the benefit of Agent and Lenders. Guarantor hereby represents and acknowledges that it has no claims, counterclaims, offsets, credits or defenses to the Loan

Documents or the performance of its obligations thereunder. Guarantor agrees that nothing contained in this Agreement or the Loan Documents shall adversely affect any right or remedy of either Agent or Lenders under the Guaranty. Guarantor hereby agrees that with respect to the Guaranty, all references in such Guaranty to the “Obligations” shall include, without limitation, the obligations of Companies to Agent and Lenders under the Financing Agreement, as amended hereby. Guarantor hereby represents and acknowledges that the execution and delivery of this Agreement and the other Loan Documents executed in connection herewith shall in no way change or modify its obligations as a guarantor, debtor, pledgor, assignor, obligor and/or grantor under its Guaranty and each other Loan Document to which it is a party and shall not constitute a waiver by either Agent or any Lender of any of either Agent’s or any Lender’s rights against Guarantor.
ARTICLE VI
Miscellaneous Provisions
     6.01 Survival of Representations and Warranties. All representations and warranties made in the Financing Agreement or any other Loan Document, including, without limitation, any document furnished in connection with this Agreement, shall survive the execution and delivery of this Agreement and the other Loan Documents, and no investigation by Agent or any Lender or any closing shall affect the representations and warranties or the right of Agent or any Lender to rely upon them.
     6.02 Reference to Financing Agreement. Each of the Financing Agreement and the other Loan Documents and any and all other agreements, documents or instruments now or hereafter executed and delivered pursuant to the terms hereof or pursuant to the terms of the Financing Agreement, as amended hereby, is hereby amended so that any reference in the Financing Agreement and such other Loan Documents to the Financing Agreement shall mean a reference to the Financing Agreement as amended hereby.
     6.03 Expenses of Agent. Each of each Company and Parent agrees to pay on demand all costs and expenses incurred by Agent in connection with the preparation, negotiation and execution of this Agreement and the other Loan Documents executed pursuant hereto, and any and all amendments, modifications, and supplements thereto, including, without limitation, the costs and fees of Agent’s legal counsel, and all costs and expenses incurred by Agent in connection with the enforcement or preservation of any rights under the Financing Agreement, as amended hereby, or any other Loan Document, including, without limitation, the costs and fees of Agent’s legal counsel.
     6.04 Severability. Any provision of this Agreement held by a court of competent jurisdiction to be invalid or unenforceable shall not impair or invalidate the remainder of this Amendment and the effect thereof shall be confined to the provision so held to be invalid or unenforceable.
     6.05 Successors and Assigns. This Agreement is binding upon and shall inure to the benefit of the parties hereto and their respective successors and assigns, except neither any Company nor Parent may assign or transfer any of its rights or obligations hereunder without the prior written consent of Agent and each Lender.

     6.06 Counterparts. This Agreement may be executed in one or more counterparts, each of which when so executed shall be deemed to be an original, but all of which when taken together shall constitute one and the same instrument.
     6.07 Effect of Waiver. No consent or waiver, express or implied, by Agent or any Lender to or for any breach of or deviation from any covenant or condition by any Company or Parent shall be deemed a consent to or waiver of any other breach of the same or any other covenant, condition or duty.
     6.08 Headings. The headings, captions, and arrangements used in this Agreement are for convenience only and shall not affect the interpretation of this Agreement
     6.09 Applicable Law. THIS AGREEMENT AND ALL OTHER LOAN DOCUMENTS EXECUTED PURSUANT HERETO SHALL BE DEEMED TO HAVE BEEN MADE AND TO BE PERFORMABLE IN AND SHALL BE GOVERNED BY AND CONSTRUED IN ACCORDANCE WITH THE LAWS OF THE STATE OF TEXAS.
     6.10 Final Agreement. THIS AGREEMENT AND THE OTHER LOAN DOCUMENTS REPRESENT THE FINAL AGREEMENT BETWEEN THE PARTIES, AND MAY NOT BE CONTRADICTED BY EVIDENCE OF PRIOR, CONTEMPORANEOUS OR SUBSEQUENT ORAL AGREEMENTS BETWEEN THE PARTIES. THERE ARE NO UNWRITTEN ORAL AGREEMENTS BETWEEN THE PARTIES.
     6.11 Release. EACH OF EACH COMPANY AND PARENT HEREBY ACKNOWLEDGES THAT IT HAS NO DEFENSE, COUNTERCLAIM, OFFSET, CROSS-COMPLAINT, CLAIM OR DEMAND OF ANY KIND OR NATURE WHATSOEVER THAT CAN BE ASSERTED TO REDUCE OR ELIMINATE ALL OR ANY PART OF ITS LIABILITY TO REPAY THE “OBLIGATIONS” OR TO SEEK AFFIRMATIVE RELIEF OR DAMAGES OF ANY KIND OR NATURE FROM AGENT OR ANY LENDER. EACH OF EACH COMPANY AND PARENT HEREBY VOLUNTARILY AND KNOWINGLY RELEASES AND FOREVER DISCHARGES EACH OF AGENT AND EACH LENDER, ITS PREDECESSORS, AGENTS, EMPLOYEES, SUCCESSORS AND ASSIGNS, FROM ALL POSSIBLE CLAIMS, DEMANDS, ACTIONS, CAUSES OF ACTION, DAMAGES, COSTS, EXPENSES, AND LIABILITIES WHATSOEVER, KNOWN OR UNKNOWN, ANTICIPATED OR UNANTICIPATED, SUSPECTED OR UNSUSPECTED, FIXED, CONTINGENT, OR CONDITIONAL, AT LAW OR IN EQUITY, ORIGINATING IN WHOLE OR IN PART ON OR BEFORE THE DATE THIS AGREEMENT IS EXECUTED, WHICH ANY COMPANY OR PARENT MAY NOW OR HEREAFTER HAVE AGAINST AGENT OR ANY LENDER, ITS PREDECESSORS, AGENTS, EMPLOYEES, SUCCESSORS AND ASSIGNS, IF ANY, AND IRRESPECTIVE OF WHETHER ANY SUCH CLAIMS ARISE OUT OF CONTRACT, TORT, VIOLATION OF LAW OR REGULATIONS, OR OTHERWISE, AND ARISING FROM ANY “LOANS”, INCLUDING, WITHOUT LIMITATION, ANY CONTRACTING FOR, CHARGING, TAKING, RESERVING, COLLECTING OR RECEIVING INTEREST IN EXCESS OF THE HIGHEST LAWFUL RATE APPLICABLE, THE EXERCISE OF ANY RIGHTS AND REMEDIES UNDER

THE FINANCING AGREEMENT OR OTHER LOAN DOCUMENTS, AND NEGOTIATION FOR AND EXECUTION OF THIS AGREEMENT.
[REMAINDER OF THIS PAGE INTENTIONALLY LEFT BLANK]

     EXECUTED ON THIS 31st DAY OF MARCH, 2009, TO BE EFFECTIVE AS OF THE RESPECTIVE DATE INDICATED ABOVE.

COMPANIES: UNITED FUEL & ENERGY CORPORATION, a Texas corporation
By:	/s/ William C. Bousema
Name:	William C. Bousema
Title:	Executive Vice President and Chief Financial Officer

THREE D OIL CO. OF KILGORE, INC., a Texas corporation
By:	/s/ William C. Bousema
Name:	William C. Bousema
Title:	Executive Vice President and Chief Financial Officer

CARDLOCK FUELS SYSTEM, INC., a California corporation
By:	/s/ William C. Bousema
Name:	William C. Bousema
Title:	Executive Vice President and Chief Financial Officer

PARENT: UNITED FUEL & ENERGY CORPORATION, a Nevada corporation
By:	/s/ William C. Bousema
Name:	William C. Bousema
Title:	Executive Vice President and Chief Financial Officer

AGENT: THE CIT GROUP/BUSINESS CREDIT, INC., as Agent
By:	/s/ Robyn Pingree
Name:	Robyn Pingree
Title:	Vice President

LENDERS: THE CIT GROUP/BUSINESS CREDIT, INC., as a Lender
By:	/s/ Robyn Pingree
Name:	Robyn Pingree
Title:	Vice President

Amount of Commitment:		$16,448,050.13

Amount of Revolving Line of Credit Commitment:		$15,000,000.00

WACHOVIA BANK, N.A., as a Lender
By:	Not Required to Sign
Name:
Title:

Amount of Commitment:		$10,965,366.75

Amount of Revolving Line of Credit Commitment:		$10,000,000.00

PNC BANK NATIONAL ASSOCIATION, as a Lender
By:	/s/ Ron Eckhoff
Name:	Ron Eckhoff
Title:	Vice President

Amount of Commitment:		$10,965,366.75

Amount of Revolving Line of Credit Commitment:		$10,000,000.00

SUNTRUST BANK, as a Lender
By:	/s/ William L. Otott
Name:	William L. Otott
Title:	Director

Amount of Commitment:		$10,965,366.75

Amount of Revolving Line of Credit Commitment:		$10,000,000.00

Acknowledged and Agreed to this 31st day of March, 2009.

THE GREINKE PERSONAL LIVING TRUST
By:	/s/ Frank P. Greinke
	Frank P. Greinke, Trustee

Amount of Commitment:		$5,000,000.00

Amount of Revolving Line of Credit Commitment:		$5,000,000.00